Exhibit 99.1

Toppoint Holdings Inc. Announces Anticipated Reincorporation from Nevada to Delaware

NORTH WALES, PA, Sept. 14, 2026 (GLOBE NEWSWIRE) -- Toppoint Holdings Inc. (“Toppoint” or the “Company”) (NYSE American: TOPP), a truckload services and solutions provider focused on the recycling export supply chain, today announced that it expects to reincorporate from the State of Nevada to the State of Delaware (the “Reincorporation”) pursuant to a plan of conversion (the “Plan of Conversion”). The Plan of Conversion is described in more detail in the Company’s definitive proxy statement filed with the Securities and Exchange Commission on August 10, 2026, as supplemented by the Company’s definitive additional materials filed on August 24, 2026 (collectively, the “Proxy Statement”).

As previously disclosed, the Company’s Board of Directors approved the Plan of Conversion and the transactions contemplated thereby, including the Reincorporation, on July 27, 2026, and the Company’s stockholders approved the Reincorporation at the Company’s 2026 Annual Meeting of Stockholders held on September 8, 2026. The Company expects the Reincorporation to become effective on or about September 25, 2026 (the time at which the Reincorporation becomes effective, the “Effective Time”), subject to the completion and acceptance of the required filings with the Nevada and Delaware Secretaries of State and the satisfaction of other customary conditions.

The Reincorporation will be effected through the filing and effectiveness of (i) Articles of Conversion with the Secretary of State of the State of Nevada, (ii) a Certificate of Conversion with the Secretary of State of the State of Delaware and (iii) a Certificate of Incorporation with the Secretary of State of the State of Delaware.

At the Effective Time, the Company will be converted from a Nevada corporation into a Delaware corporation and will continue its existence under the same name, Toppoint Holdings Inc. The Company’s domicile will change from the State of Nevada to the State of Delaware, and the Company’s affairs will cease to be governed by the laws of the State of Nevada and the Company’s existing Articles of Incorporation, as amended, and Bylaws, as amended. Instead, the Company’s affairs will be governed by the laws of the State of Delaware, the Delaware Certificate of Incorporation and the bylaws adopted in connection with the Reincorporation.

At the Effective Time, each share of the Company’s common stock, par value $0.0001 per share, outstanding immediately before the Effective Time will automatically convert into one validly issued, fully paid and nonassessable share of common stock, par value $0.0001 per share, of the Company as a Delaware corporation. Each certificate or book-entry position representing the Company’s common stock immediately before the Effective Time will thereafter represent the same number of shares of common stock of the Company as a Delaware corporation, without any action by stockholders or any exchange or reissuance of certificates.

At the Effective Time, each outstanding option, warrant, restricted stock unit or other right to acquire, and each security convertible into, shares of the Company’s common stock will continue in existence as a corresponding right to acquire, or security convertible into, an equal number of shares of common stock of the Company as a Delaware corporation on the same terms and conditions. Each equity plan under which any such award was granted will continue as an equity plan of the Company following the Reincorporation.

In connection with the Reincorporation and as approved by the Company’s stockholders at the 2026 Annual Meeting, the number of shares of common stock the Company is authorized to issue is expected to increase from 300,000,000 shares to 1,000,000,000 shares at the Effective Time. The increase in authorized shares will not, by itself, result in the issuance of any additional shares or otherwise change the number of shares issued and outstanding.

The Reincorporation is not expected to result in any change in the Company’s headquarters, business operations, management, properties, offices or facilities, number of employees, obligations, assets, liabilities or net worth, other than as a result of the costs incident to the Reincorporation. The Reincorporation is also not expected to materially affect any of the Company’s material agreements with third parties, and the Company’s rights and obligations under those agreements are expected to continue as the rights and obligations of the Company following the Reincorporation, subject to the terms of such agreements.

Following the Effective Time, the Company’s common stock is expected to continue trading on NYSE American under the symbol “TOPP.” The Company does not expect any interruption in trading as a result of the Reincorporation.

About Toppoint Holdings Inc.

Toppoint Holdings Inc. (NYSE American: TOPP) is a truckload services and solutions provider focused on the recycling export supply chain. The Company is a key player in the New Jersey and Pennsylvania regional trucking market for waste paper, and also transports scrap metal and wooden logs from large waste companies, recycling centers, and commodity traders to the ports of Newark, NJ and Philadelphia, PA. Toppoint additionally provides import transportation services at these ports and has expanded into markets including Tampa, Jacksonville, and Miami, FL; Baltimore, MD; Ensenada, Mexico; and Houston, TX. The Company is incorporated in Nevada and headquartered in North Wales, Pennsylvania.

Cautionary Note Regarding Forward-Looking Statements

This press release contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. Such statements include, but are not limited to, statements regarding the Company’s plans, expectations, expansion strategy, anticipated collections on loan receivables, and financial outlook. Actual results may differ materially from those anticipated due to factors including changes in market conditions, tariff and trade policy developments, commodity price volatility, port congestion, fuel costs, competitive dynamics, the Company’s ability to collect on outstanding loan receivables, liquidity constraints, previously disclosed material weaknesses in internal control over financial reporting, and other risks described in the Company’s filings with the Securities and Exchange Commission, including its Annual Report on Form 10-K filed March 25, 2026 and its Quarterly Report on Form 10-Q for the period ended June 30, 2026. The Company undertakes no obligation to update or revise any forward-looking statements except as required by law.

Investor Relations Contact

Toppoint Holdings Inc.
1250 Kenas Road, North Wales, PA 19454
Phone: 551-866-1320
NYSE American: TOPP